Exhibit 99.1

Piper Jaffray Companies
800 Nicollet Mall, Minneapolis, MN 55402-7036
C O N T A C T
Tom Smith
Head of Investor Relations
Tel: 612 303-6336
thomas.g.smith@pjc.com

Pamela Steensland
F O R I M M E D I A T E R E L E A S E	Head of Media Relations
Tel: 612 303-8185
pamela.k.steensland@pjc.com

Piper Jaffray Agrees to Acquire Energy
Investment Bank, Simmons & Company International

Piper Jaffray will acquire one of the premier energy specialist investment banking firms, marking a major expansion into the energy sector with a longstanding industry leader

MINNEAPOLIS, November 17, 2015 — Piper Jaffray Companies (NYSE: PJC), a leading investment bank and asset management firm, today announced that it has reached a definitive agreement to acquire Simmons & Company International (“Simmons”).

Founded in 1974, Simmons is one of the largest and most experienced independent investment banks specializing in the energy industry, offering M&A advisory, capital markets execution and investment research. With over 170 investment banking, sales & trading, equity research and private equity professionals, the firm’s broad range of coverage spans the entire energy spectrum, including energy services & equipment, exploration & production, midstream and downstream. The average tenure for a managing director at Simmons is in excess of 15 years, and during its 41-year history, Simmons has executed more than 830 strategic advisory transactions, over 330 private and public financings, representing total transaction value of approximately $260 billion. Simmons also manages two private equity funds in the U.K. that specialize in energy. Headquartered in Houston, the firm also has a major presence Aberdeen, as well as offices in London and Dubai.

“Simmons is the preeminent firm in energy investment banking and we are proud to have the opportunity to partner with such an accomplished team. This addition represents a major step in our drive towards $500 million in annual investment banking revenue,” said Andrew Duff, chairman and CEO of Piper Jaffray.

“This is a milestone transaction as we meaningfully increase the firm’s investment banking footprint. Expanding into the energy sector has been a long-term goal for us and we are pleased to have found the ideal partner to fulfill this strategy,” added Scott LaRue, global co-head of Piper Jaffray investment banking. “We look forward to combining our broader product suite with Simmons’ sector expertise, unmatched reputation and extensive relationships to build on the firm’s long history of success.”

“Simmons has been a name synonymous with excellence in energy investment banking and providing quality service to clients for over 40 years. This transaction is a logical step in taking our firm to the next level as we expect our entire investment banking and equities groups to transition to Piper Jaffray in a seamless manner. Our clients will greatly benefit from the enhanced breadth of products and capabilities that Piper brings to the table,” said Michael Frazier, Simmons’ chairman, president and CEO. “On behalf of my partners, we are additionally pleased to be combining with a firm that shares similar values and our client-focused culture.”

Transaction Overview

Piper Jaffray will acquire 100% of Simmons for a total consideration of approximately $139 million, consisting of $91 million in cash and $48 million in restricted stock. Also, Piper Jaffray has committed an additional $21 million in cash and stock for retention purposes. The restricted stock included in the total consideration includes non-compete and non-solicitation agreements. Additional compensation may be available to certain individuals subject to exceeding certain revenue thresholds during the first three years that Simmons is a part of Piper Jaffray.  Key Simmons professionals have entered into employment agreements with Piper Jaffray that become effective concurrent with the transaction’s close.

Piper Jaffray intends to operate the business under the Simmons brand as a Piper Jaffray company and it will continue to run its energy practice from Simmons’ Houston and Aberdeen locations. The business will be integrated into Piper Jaffray’s equities and investment banking group, with senior leaders at the firm assuming senior leadership roles with Piper Jaffray.  Fred Charlton will be appointed chairman of energy investment banking and will serve as co-head of energy investment banking together with James Baker. Bill Herbert will become head of global energy research, and Will Britt will continue to lead specialized energy equity sales. Ira Green will become head of energy capital markets and Colin Welsh will become head of international energy investment banking and executive chairman of Piper Jaffray’s U.K. subsidiary, and continue to lead Simmons’ international activities. Michael Frazier, Simmons’ chairman, president and CEO, has entered into a consulting agreement with Piper Jaffray and will continue to serve in a senior role that leverages his relationship and experience.

Simmons generated revenue of $96 million, including $65 million in advisory revenue, in its most recent fiscal year ended June 30, 2015.  The transaction is expected to be accretive to Piper Jaffray’s non-GAAP earnings during the first full year of operation.  Piper Jaffray intends to offset dilution from shares issued in the transaction with future share repurchases under its existing share repurchase program.

The transaction is subject to regulatory approval and customary closing conditions and expected to close in the first quarter of 2016.

Conference Call

Andrew Duff, chairman and chief executive officer, and Debbra Schoneman, chief financial officer, will host a conference call to discuss the transaction on November 17 at 9:00 a.m. ET

(8:00 a.m. CT). The call can be accessed online via Webcast, or by dialing 888 810-0209 and referencing conference ID 83074529. A copy of the presentation is available at www.piperjaffray.com/simmons. A replay of the call will be available beginning at approximately 12:00 p.m. ET (11:00 a.m. CT) by calling 855 859-2056 and referencing conference ID 83074529.

Advisors

Norton Rose Fulbright US LLP and Burness Paull LLP are serving as legal advisors and Berkshire Capital Securities LLC is serving as financial advisor to Simmons in connection to the transaction. Faegre Baker Daniels LLP is serving as legal advisor to Piper Jaffray.

About Piper Jaffray

Piper Jaffray Companies (NYSE: PJC) is an investment bank and asset management firm headquartered in Minneapolis with offices across the U.S. and in London, Zurich and Hong Kong. Securities brokerage and investment banking services are offered in the United States through Piper Jaffray & Co., member NYSE and SIPC, in Europe through Piper Jaffray Ltd., authorized and regulated by the Financial Conduct Authority, and in Hong Kong through Piper Jaffray Hong Kong, authorized and regulated by the Securities and Futures Commission. Asset management products and services are offered through three separate investment advisory affiliates registered with the U.S. Securities and Exchange Commission: Advisory Research Inc., Piper Jaffray Investment Management LLC and PJC Capital Partners LLC.

Follow Piper Jaffray:  LinkedIn  |  Facebook |  Twitter

About Simmons & Company International

Simmons & Company International is a leading financial advisory firm for the energy industry with four offices worldwide and approximately 170 employees. The firm’s corporate finance group specializes in mergers and acquisitions and raising debt and equity capital across the entire spectrum of the energy industry. Its research, sales and trading team provides clients with proprietary, fundamental market analysis on domestic and global macro energy issues, and in-depth coverage of over 130 U.S and European companies. Simmons also manages two private equity funds in the United Kingdom that specialize in energy. Simmons & Company International is a member of FINRA and SIPC. Simmons & Company International Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom and regulated by the Dubai Financial Services Authority as a representative office in Dubai. Simmons & Company International Capital Markets Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom.

Cautionary Note Regarding Forward-Looking Information

This announcement contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the future prospects of the Company and the growth of our investment banking business. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the transaction described in this announcement is subject to regulatory approval and other closing conditions and may not close on the expected timing or at all; (2) the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations and financial condition; (3) the expected benefits of the transaction, including revenue growth and realizable synergies for our investment banking business, may take longer than anticipated to achieve and may not be achieved in their entirety or at all, and will in part depend on the ability of the Company to retain and hire key personnel and maintain relationships with its clients; (4) developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, the business and profitability of the Company generally and of its investment banking business specifically; (5) the transaction will expose the Company to the energy sector which is currently experiencing an economic downturn; (6) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, and updated in our subsequent reports filed with the SEC. These reports are available at www.piperjaffray.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

© 2015 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7036

###